EXHIBIT 21

              Subsidiaries of American HealthChoice, Inc.


                    Subsidiary                          Clinic
                    ----------                          ------
  1  AHC Chiropractic Clinics, Inc.,           Bandera, Wurzbach, San Pedro,
        a Texas corporation                    Corpus Christi, San Benito,
                                               Laredo & Katy Chiropractic

     AHC Physicians Corporation, Inc.,         San Pedro & Southcross medical
       a Texas corporation

     AHC Physicians Corporation, Inc.,         Inactive
       a Georgia corporation

     Total Medical Diagnostics, Inc.,          Inactive
       a Delaware corporation

     Nationwide Sports and Injury, Inc.,       Inactive
       a Texas corporation

     New Orleans East Chiropractic Clinics,    Inactive
       Inc., a Louisiana corporation

     AHC Clinic Management, L.L.C.,            Inactive
       a Texas limited liability company

     American HealthChoice, Inc.,              Corporate office
       a Texas corporation

     Diagnostic Services, Inc.,                Inactive
       a Texas corporation

     Katy Sports Injury and Rehab,             Inactive
       Incorporated, a Texas corporation

     Pacific Chiropractic (San Pedro),         Inactive
       Incorporated, d/b/a United Chiropractic
       Clinic, a Texas corporation

     Apple Chiropractic Clinic of Wurzbach,    Inactive
       Incorporated, a Texas corporation

     Valley Family Health Center, L.L.C.,      Inactive
        a Texas limited liability company